UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2007
INTERWOVEN, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-27389	77-0523543

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

803 11th Avenue, Sunnyvale, CA	94089

(Address of principal executive offices)	(Zip Code)
(408) 774-2000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On March 16, 2007, Interwoven, Inc. (the “Company”) notified the NASDAQ Stock Market (“NASDAQ”) that the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”) would not be filed with the Securities and Exchange Commission on a timely basis.
     On March 20, 2007, the Company received a Staff Determination Letter from NASDAQ notifying the Company of its noncompliance with NASDAQ Marketplace Rule 4310(c)(14) because of the Company’s failure to file the 2006 Form 10-K for the year ended December 31, 2006 on a timely basis. The notice indicated that, due to such noncompliance, the Company’s common stock would be subject to delisting. The Company will request a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”). There can be no assurance that the Panel will grant the Company’s request for continued listing. Pending a decision of the Panel, the Company’s shares will continue to be listed on the NASDAQ Global Market.
     As previously disclosed in a Form 12b-25 filed with the Securities and Exchange Commission on March 16, 2007, the Company was not able to timely file the 2006 Form 10-K as a result of an ongoing voluntary review of its historical stock option grant procedures.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWOVEN, INC.
Date: March 20, 2007	By:	/s/ John E. Calonico, Jr.
John E. Calonico, Jr.
Senior Vice President and Chief Financial Officer